UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Intermec, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 21, 2008
FMR LLC
82 Devonshire Street
Boston MA 02109
Attn: Edward Gehl

Re:	Intermec, Inc. 2008 Omnibus Incentive Plan
Ladies and Gentlemen:
I am writing to confirm that, if the 2008 Omnibus Incentive Plan (the “2008 Plan”) is approved at our 2008 Annual Meeting of Stockholders on May 23, 2008 (the “Annual Meeting”), management will recommend to our Board of Directors that the 2008 Plan be amended to make the following changes:
1.	Only a committee comprised solely of independent directors may make or administer discretionary (i.e., non-formulaic) awards to non-employee directors.

2.	If the plan administrator discretionarily accelerates, lapses or waives restrictions on an award other than in the case of death, disability, retirement or change in control, the shares affected by the administrator’s action will count towards the limitation in Section 4.3 of the 2008 Plan, which is 10% of the aggregate maximum number of shares specified in Section 4.1 of the 2008 Plan.
If you have any questions, please contact Mary Brodd, Senior Corporate Counsel and Assistant Secretary, at 425-265-2465. Thank you.

Sincerely,
/s/ Lanny H. Michael
Lanny H. Michael
Senior Vice President and Chief Financial Officer